                                  EXHIBIT 21.1
                           BENTON OIL AND GAS COMPANY
                              LIST OF SUBSIDIARIES



                                                                                                        JURISDICTION
                               NAME                                                                   OF INCORPORATION
    -------------------------------------------------------------                                     ----------------
    Benton-Vinccler, C.A.*                                                                                Venezuela

    Energy International Financial Institution, Ltd.*                                                  Cayman Islands

    Crestone Energy Corporation                                                                           Colorado

    CEC Holding Company                                                                                   Delaware


    *All subsidiaries are wholly-owned by Benton Oil and Gas Company, except Benton-Vinccler, C.A. which, effective March 4, 1994, is owned 80% by Benton Oil and Gas Company and Energy International Financial Institution which is owned 80% by Benton Oil and Gas Company.